SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of Earliest Event Reported) June 17, 2003
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                        New World Restaurant Group, Inc.
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             (Exact Name of Registrant as Specified in its Charter)




Delaware                              0-27148                         13-3690261
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(State or Other                     (Commission                 (I.R.S. Employer
Jurisdiction of                     File Number)                  Identification
Incorporation)                                                              No.)






                               1687 Cole Boulevard
                             Golden, Colorado 80401
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               (Address of Principal Executive Offices) (Zip Code)



                                 (303) 568-8000
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              (Registrant's Telephone Number, Including Area Code)



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         (Former Name or Former Address, If Changed Since Last Report.)

ITEM 5.  Other Events and Regulation FD Disclosure.

          Reference is made to the New World Restaurant Group, Inc. (the "Company") press release attached hereto as Exhibit 99.1, and incorporated by reference herein (including, without limitation, the information set forth in the cautionary statement contained in the press release), relating to the Company entering certain standstill agreements and its continued efforts to refinance its existing debt.

          On June 17, 2003, the Company entered into a Standstill Agreement with BET Associates, L.P. (the "Senior Lender Standstill Agreement") and a Standstill Agreement with Bruce E & Robbi S Toll Foundation, Bruce E. Toll, BET Associates, L.P., Bruce E. Toll Family Trust, Scott's Cove Special Credits Master Fund, Inc., Scott's Cove Special Credits Fund I, L.P., GSC Capital, Royal Bank of Canada, Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P. and Farallon Capital Offshore Investors, Inc., and such other holders of the Existing Notes (as defined therein) that execute a signature page to the Agreement (the "IRN Holders Standstill Agreement"). A copy of the Senior Lender Standstill Agreement is incorporated by reference herein as Exhibit 99.2. A copy of the IRN Holders Standstill Agreement is incorporated by reference herein as Exhibit 99.3.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)  EXHIBITS.

Exhibit   Description
-------   -----------

99.1      Press Release issued June 18, 2003.

99.2 Standstill Agreement, dated June 17, 2003, between the Company and BET Associates, L.P.

99.3 Standstill Agreement, dated June 17, 2003, among the Company, Bruce E & Robbi S Toll Foundation, Bruce E. Toll, BET Associates, L.P., Bruce
          E. Toll Family Trust, Scott's Cove Special Credits Master Fund, Inc., Scott's Cove Special Credits Fund I, L.P., GSC Capital, Royal Bank of Canada, Farallon Capital Partners, L.P., Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Tinicum Partners, L.P. and Farallon Capital Offshore Investors, Inc., and such other holders of the Existing Notes (as defined herein) that execute a signature page to the Agreement.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       NEW WORLD RESTAURANT GROUP, INC.






                                       BY:  /s/ Anthony Wedo
                                            ------------------------------------
                                            Name:  Anthony Wedo
                                            Title:  Chief Executive Officer



Date:  June 18, 2003

                                                                    Exhibit 99.1


                   NEW WORLD ANNOUNCES STANDSTILL AGREEMENTS;

            CONTINUES TO ACTIVELY PURSUE REFINANCING OF EXISTING DEBT

     HAMILTON, N.J. (6/18/03) - New World Restaurant Group, Inc. (Pink Sheets:
NWCI.PK) said today that it has entered into a 30-day standstill agreement with the holders of approximately $113 million, or 80%, of the company's senior secured increasing rate notes due 2003, while continuing to actively pursue the refinancing of its debt as well as the rationalization of its capital structure. Under this initial accord, holders of those notes have agreed not to take any action to enforce any of their rights and remedies against New World until July 15, 2003, as a result of the company's failure to repay the notes. Concurrently, the company entered into a 30-day standstill agreement with its senior lender.

     The company advised that it intends to use the time afforded under the standstill agreements to consummate the refinance of its existing indebtedness, including its senior secured increasing rate notes. In addition, as previously reported, the company continues to pursue the rationalization of its equity structure. New World noted, however, that there can be no assurance that it will be successful in refinancing its indebtedness, in which event the company will explore all available financing alternatives.

     New World further advised that it intends to offer all holders of its increasing rate notes the opportunity to become parties to the standstill agreement.

     Certain statements in this press release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "estimate," "project," "intend," "expect," "should," "would," "believe" and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the company's actual results, performance (financial or operating), or achievements to differ from the future results, performance (financial or operating), or achievements expressed or implied by such forward-looking statements. The above factors are more fully discussed in the company's SEC filings.

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CONTACT: Media/Investors: Bill Parness or Marty Gitlin, Parness & Associates,
(732) 290-0121; parnespr@optonline.net